Form C

Cover Page

Name of issuer:

VAUTE COUTURE, INC.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 5/25/2017

Physical address of issuer:

114 Stanton Street
Storefront
New York NY 10002

Website of issuer:

http://VauteNYC.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

250,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $250,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$250,000.00

Oversubscriptions accepted:

- [x] Yes
- [ ] No

If yes, disclose how oversubscriptions will be allocated:

- [ ] Pro-rata basis
- [ ] First-come, first-served basis
- [x] Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

11/2/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

7

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$448,357.00	$233,343.00
Cash & Cash Equivalents:	$5,684.00	$481.00
Accounts Receivable:	$16,875.00	$8,136.00
Short-term Debt:	$433,098.00	$114,239.00
Long-term Debt:	$1,536,274.00	$644,513.00
Revenues/Sales:	$858,293.00	$679,025.00
Cost of Goods Sold:	$398,742.00	$360,913.00
Taxes Paid:	$0.00	$0.00
Net Income:	($676,746.00)	($382,964.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

VAUTE COUTURE, INC.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Leanne Mai-ly Hilgart	President	Vaute	2008

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Leanne Mai-ly Hilgart	CEO	2008
Leanne Mai-ly Hilgart	Creative Director	2008
Leanne Mai-ly Hilgart	Founder	2008

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Leanne Mai-ly Hilgart	1000000.0 Common	99.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

By analyzing our numbers and discovering that 80% of sales come from our fall and winter outerwear, yet we were carrying the same operating costs year round and spending a lot of time and energy launching additional categories, I have decided to shift our business to focusing on our outerwear, thus going from being an annual fashion label to becoming a seasonal outerwear and sweater fashion house. This decreases the operating expenses and energy spent per sale drastically and increases our growth potential by focusing on what is most profitable and sells the most. This also creates an off season of 6 months where we will be focusing on developing the next fall winter collection and marketing and customer service strategies. This was decided in March 2017. For this first off- season for 2017, since we weren't prepared for this gap in sales, and also need to cover the loss created from operating expenses spent on unprofitable categories in 2016, we need to raise cash to cover this cash gap. If we don't raise $500K we may not make it through this cash gap of switching from annual to seasonal, including having enough money for an increase in fabric to make enough coats to meet demand in fall winter 2017.

If we don't raise an additional $300K for website redesign and marketing plan our growth will continue linearly and we won't be able to meet our projected sales- though we can continue to grow slowly.

In September of 2016 and February and March of 2017 the CEO experienced stress related injuries and illnesses. While this has become an impetus for creating a sustainable growth plan, with support built in and the deletion of ineffective uses of her time and energy, there is still a chance that she will get injured and need to recover. If she gets sick or injured again from being overworked she may not be able to pull off this growth plan.

Our paid marketing until now has been minimal. Most of our new customers have come from editorial coverage, word of mouth, and facebook sponsored posts. We are creating our first paid marketing plan to reach a new clientele. If our marketing campaign doesn't reach a new market, our growth will be slower than expected, but we can likely adjust so that we are spending less on campaigns that are not working.

If we aren't able start making fabric in time, we will sell out of inventory in season and not be able to meet demand or show the results of our marketing campaigns or results from focusing on outerwear.

If our fabric mills go out of business, we would need to find, test, and create new similar textiles- since our mills are specialized with technical innovative textiles this might be difficult to do quickly.

It is possible our new COGS would be too high to keep a 55% margin because (a) Expenses are higher than we expect like the new expenses of distribution center and shipping (b) sales price is lower than we expect due to new customers not being interested in spending as much as we expect.

The demand and sales potential for ethical fashion may be lower than we expect.

As the market begins to recognize the demand and desire for cruelty-free ethical fashion, a well financed competitor could come in and dominate the market with expensive marketing and retail stores. Fortunately our authentic voice, innovation in textiles, holistic ethics, and nonprofit partnerships cannot be replicated.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$250,000**

Use of Proceeds: American Cut & Sew & Knitting Production, increased Marketing Spend,

---

If we raise: **$500,000**

Use of Proceeds: Branding and Website Redesign and Launch, Loan Refinancing (Bridge Loan for cash gap)

If we raise: **$750,000**

Use of Proceeds: Cruelty-Free Fabrics for Fall Winter Production, additional Marketing Campaign spend

---

If we raise: **$1,000,000**

Use of Proceeds: Comprehensive Marketing Plan, additional team hires, design and event budget for our flagship store

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to

the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with $6M valuation cap; 6% interest.Offering: The Company will offer (the "Offering") Convertible Promissory Notes to qualified individuals and entities (each, a "Purchaser"), as further described and provided for in this Term Sheet and the exhibits attached hereto, including the form of Note Purchase Agreement attached hereto as Exhibit A (the "Purchase Agreement") and the Convertible Promissory Note attached to the Purchase Agreement as Exhibit B (the "Note").

Purchase Price: Face value.

Note Features: Each Note will have the following features, as more specifically set forth in
the form of Note attached hereto as Exhibit B:

Interest Rate: 6% per annum.

Term: All principal, together with accrued and unpaid interest under each Note,
will be due and payable twenty four (24) months after the initial issuance of the Note (the "Maturity Date"). Conversion: In the event the Company consummates, prior to the Maturity Date, an equity financing pursuant to which it sells shares of its preferred stock, which are expected to be Series A Preferred Stock (the "Preferred Stock"), with an aggregate sales price of not less than $2,000,000 (excluding any and all indebtedness that is converted into Preferred Stock, e.g., the Notes), and with the principal purpose of raising capital (a "Qualified Financing"), then, at the option of each Note holder, (i) all unpaid principal, together with all accrued and unpaid interest under their respective Notes will be paid from the proceeds of such Qualified Financing or (ii) all unpaid principal together with all accrued and unpaid interest under their respective Notes will be converted into the Preferred Stock. The conversion price will be a price per share equal to 80% of the price per share paid by the other purchasers of the Preferred Stock sold in the Qualified Financing. If the Company does not consummate a Qualified Financing prior to the Maturity Date, the Notes may, at the option of each respective Note Holder, be converted into common stock at a conversion price equal to an amount obtained by dividing (x) $6,000,000 (the pre-money valuation) by (y) the fully diluted capitalization of the Company prior to conversion (excluding the Notes and any other convertible promissory notes). Up to $150K of the first investments in the round will receive a valuation cap of $5 million for the portion of the investment that is part of those early commitments.

Execution: Investors who invest less than $25,000 will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with thePreferred Stock received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

- ☐ Yes
- ☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The Convertible Note may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common	10,000,000	1,010,101	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents. To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted. Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns. Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

NO

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of shares of Common or Preferred Stock. As discussed in Question 13, when we engage in an offering of equity interests involving Preferred Stock, Investors may receive a number of shares of Preferred Stock calculated as either (i) the total value of the Investor's investment, divided by the price of the Preferred Stock being issued to new Investors, or (ii) if the valuation for the company is more than $6 million, (iii) Up to $150K of the first investments in the round will receive a valuation cap of $5 million for the portion of the investment that is part of those early commitments." the amount invested divided by the quotient of (a) the Valuation Cap ($6 million) divided by (b) the total amount of the Company's capitalization at that time. "Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Common or Preferred Stock that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors.

Among the factors we may consider in determining the price of Common or Preferred Stock are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. In the future, we will perform valuations of our stock (including both common stock and Preferred Stock) that take into account, as applicable, factors such as the following: unrelated third party valuations; the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities; our results of operations, financial position and capital resources; current business conditions and projections;
the marketability or lack thereof of the securities; the hiring of key personnel and the experience of our management; the introduction of new products; the risk inherent in the development and expansion of our products; our stage of development and material risks related to our business; the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business; industry trends and competitive environment;
trends in consumer spending, including consumer confidence;
overall economic indicators, including gross domestic product, employment, inflation and interest rates; and the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Asset-based senior credit facility.
We took out an 18 month short term working capital loan with Web Bank for $76,000 on June 30, 2016. This is an 18% interest bearing loan and as of May 26, 2017, the principal outstanding of $30,728. Our obligations under this credit facility are secured by our Assets.

Interim finance line of credit.
We have a $35,000 uncommitted credit agreement with BlueVine Capital, Inc., which we refer to as our interim finance line of credit. We use this line to finance interim cash gaps for operating expenses. All borrowings under the interim finance line of credit must be approved by the lender on a transaction by transaction basis. Interest on loans made under our interim finance line of credit accrue at 11% and is payable weekly in arrears. All borrowings under the interim finance line of credit are due within 26 weeks of borrowing. As of May 26, 2017, we had $21,000 outstanding under our interim finance line of credit. Our obligations under the interim line of credit are secured by our Assets.

In June 2017 the company, Axle Capital has provided a short term bridge loan to the company for $150K that is due December 2017 with a 20% interest rate.

Convertible notes
A total of $753,000 has been raised in convertible note rounds with a valuation of 4.5M and a 6% interest rate. They following dates cover the months they were raised and the month they will convert unless extended.

$50K April 2015 / August 2017
$115K May 2015 / March 2018
$125K May 2015 / December 2017
$75K July 2015 / July 2017
$55K July 2015 / March 2018
$20K August 2015 / August 2017
$65K September 2015 / September 2017
$20K March 2016 / March 2018
$10K April 2016 / April 2018
$10K June 2016 / June 2018
$148K July 2016 / July 2018
$20K November 2016 / November 2018
$40K APRIL 2017 / APRIL 2019

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
5/2017	Section 4(a)(2)	Convertible Note	$753,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview.

Vaute Inc was incorporated as an IL Corporation in 2008, and reincorporated as a DE C-Corp in May of 2017.

We are a growing fashion house that 1. Develops new textiles with innovative scalable textile mills around the world 2. Develops outerwear and sweater styles in the NYC garment district 3. Cuts and sews our garments with contracted sewing factories in America and sometimes Canada 4. Sells these garments directly to customers and sometimes through other retailers. To our knowledge, our VAUTE COUTURE INC. garments are 100% Vegan (no animal fibers or materials), often made with organic and recycled fibers, and cut and sewn in America, though some items purchased or sold from partners are not made in America.

Our business was founded in 2008 to create the first vegan fashion house, and develop the first winter dress coat to be warm enough for a Chicago winter and 100% animal-free. As we have grown and evolved these are the key milestones in the development of our business.

2009: Launched the company's first collection via pre-orders, which funded our first production run in the bottom of the recession.

2010: Moved development, and production to NYC for optimal style development and cut and sew production used by major high fashion labels.

2012: Opened our first retail store in trendy Williamsburg, Brooklyn neighborhood. This expanded our customer base to walk-ins from Brooklyn and tourists, beyond conscientious consumers who found us through nonprofits and press.

2013: Showed at New York Fashion Week officially on the grid next to the biggest brands in the world. Dubbed "the rebel of fashion week" by CNN, and "one of the most innovative companies in NYC" by BusinessInsider.

2015: Raised our first angel round of convertible notes via CircleUp, $4.5M Valuation

2016: Our red carpet gown is featured in VOGUE and VAUTE is called "a rising conscious label" and "Best Wool-Free Brand" in VOGUE UK

2017: Our capsule collections like ethical swim, gowns, and ready to wear are discontinued to focus on our highest potential for growth and impact: Outerwear.

Trends

Despite being cash-strapped, we have shown steady growth year over year (with the exception of 2015 where Leanne spent half the year setting us up to raise money so we saw a small dip in total annual sales, but a large 87% increase in seasonal sales). We have been cash-strapped for most of the company's history thus limiting our growth and ability to meet demand.

Our total revenue grew 26% to $858,293 during the year ended 2016, up from $679,025 during the previous year. Though we did not secure a line of debt financing for future fabric runs, so our ability to make inventory to meet demand remained cash-strapped. We were profitable in 2009, 2010, 2011, 2014.

We had a loss during our investment years of 2012, 2015, 2016. In 2012 (opened our first store, office, and brought on our first team members) and 2015 and 2016 (preparing to scale, we brought on our first directors and specialized team members in production, finance, graphics, and communication.) We also expanded too quickly in 2015 and 2016 with additional categories including ethical swim and gowns which garnered press, but did not cover their operating costs. By discontinuing these categories and focusing on our profitable scalable categories of outerwear and sweaters, we are setting up for potential high growth putting our efforts energy and operating costs into what works best.

Our online retail sales generates 86% of our total revenue during the year ending in 2016. Our brick & mortar retail sales generated 14% of our total revenue during the year ending 2016.

Retail sales has been primarily our our principal category: outerwear (85% of total sales), therefore all other categories will be discontinued except Outerwear & Sweaters for 2017. The discontinued collections were notable in press, but did not cover their own operating costs for full production runs as they each would need a full launch team and campaign to open these new markets and was stretching our minimal leadership team too thin. In 2018 we may do one of a kind red carpet and wedding gowns for celebrity customers for press purposes, we may also re-launch our branded tee shirt collection to offer lower priced items.

For our outerwear sales, 40% of the fall winter 2016 sales came from pre-orders. These pre-orders come in August to be filled in October and November. Pre-orders serve two purposes- 1. To float cash for production: If we pre-sell 35% of the full season's run, then that provides enough cash to cover labor for that season. 2. Data for optimal production: Pre-orders allow us to make the styles, colors, and sizes that are actually in demand that season: our pre-orders can show us a much better picture of what will sell that season than if we had tried to make a prediction on our own. These pre-order sales are mostly made via Shopify.com using a credit card. Our Flagship store sales are also made mostly using a credit card.

Cash provided by pre-ordered outerwear is used to pay for labor for the full season's inventory.

Cash provided by the remainder of sales creates cash to cover the fabric loan from that season plus operating costs for the year.

Capital Resources

We boot-strapped from 2008 to 2015 through personal loans the founder took out, and through pre-orders from customers, in addition to credit cards, and a line of credit from our bank.

Starting in 2015 we brought on a round of convertible notes, plus working capital promissory notes and lines of credit from institutions. A total of $753,000 has been raised in convertible note rounds with a valuation of 4.5M and a 6% interest rate. They following dates cover the months they were raised and the month they will convert unless extended.

$50K April 2015 / August 2017
$115K May 2015 / March 2018
$125K May 2015 / December 2017
$75K July 2015 / July 2017
$55K July 2015 / March 2018
$20K August 2015 / August 2017
$65K September 2015 / September 2017
$20K March 2016 / March 2018
$10K April 2016 / April 2018
$10K June 2016 / June 2018
$148K July 2016 / July 2018
$20K November 2016 / November 2018
$40K APRIL 2017 / APRIL 2019

Asset-based senior credit facility.
We took out an 18 month short term working capital loan with Web Bank for $76,000 on June 30, 2016. This is an 18% interest bearing loan and as of May 26, 2017, the principal outstanding of $30,728. Our obligations under this credit facility are secured by our Assets.

Interim finance line of credit.
We have a $35,000 uncommitted credit agreement with BlueVine Capital, Inc., which we refer to as our interim finance line of credit. We use this line to finance interim cash gaps for operating expenses. All borrowings under the interim finance line of credit must be approved by the lender on a transaction by transaction basis. Interest on loans made under our interim finance line of credit accrue at 11% and is payable weekly in arrears. All borrowings under the interim finance line of credit are due within 26 weeks of borrowing. As of May 26, 2017, we had $21,000 outstanding under our interim finance line of credit. Our obligations under the interim line of credit are secured by our Assets.

Axle Capital has provided a short term bridge loan to us for $150K that is due this December with a 20% interest rate.

Net cash provided by operating activities was $149,512 for the year ended December 31, 2016.

As of June 12th 2017 we have $157,000 in the bank and are burning on average 40,000/ month. We anticipate closing an additional 50k bridge loan in June to help fund operations.

If we can secure cash to cover this cash gap from switching to seasonal to focus on our bestselling categories which will make the biggest impact for animals, then we can grow more efficiently and effectively. If we can raise cash to do our first official paid marketing campaign to reach new markets and a more mainstream customer base, then while there is no guarantee that our historical results or cash flows will continue to develop in the same way as they have in the past years, with this switch to seasonal and investments towards paid marketing with a focus on partnerships and activism, there is potential for high growth. Nonetheless, it may be years before investors see a return on their investment, if they do at all.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our Company, capital to pursue making enough fabric to meet inventory demand for our projected growth and capital to increase our market reach to the mainstream. The proceeds of this offering will enable the business to continue to pursue its main activities and are necessary to our viability. These proceeds increase our liquidity and while nothing is guaranteed, we are predicted to be profitable and out of debt by 2018.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://VauteNYC.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

WF Vaute Couture Convertible Notes
5mm 100k Early Bird WF Vaute Couture Convertible Notes

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Leanne Mai-ly Hilgart

Appendix E: Supporting Documents

Closing_Update_.pdf

CLOSING IN 8 DAYS
Invest until 11:59pm EDT on Nov 2

INVEST IN VAUTE

The world's first vegan fashion label

> *We create 100% vegan, high-tech outerwear that's warm enough for a Chicago winter and more beautiful than wearing animals. Our coats are also made of recycled and organic fibers wherever possible, and cut and sewn in America. I hope that one day, with your help, the world will look at wearing animals as a thing of the past.*



Leanne Mai-ly Hilgart
PRESIDENT, VAUTE


FOLLOW US FOR UPDATES
6 UPDATES 162 FOLLOWERS
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THE WORLD
WILL LOOK AT
WEARING
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$273,725
$100 min
INVEST
raised of $250K-$1M goal
by Wefunder Portal LLC

Convertible Note

$6M valuation cap | **6%** interest | **20%** discount

$6M valuation cap | 6% interest | 20% discount

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $6M in the future.

Early Bird
The first 150k of investments will receive a $5M valuation cap

EARLY BIRD BONUS: $5M Valuation Cap

Investors who fund the first $150,000 of this fundraise will invest at a $5M Valuation Cap.

INVESTOR PERKS

$250+	25% Discount on VAUTE at VauteNYC.com or in NYC Flagship
	VAUTE VIP Vintage inspired Lapel Stick TiePin or Brooch. Includes all rewards at lower levels
$500+	VAUTE VIP Tee Shirt + We'll read your favorite quote about changing the world on our instagram stories with big thanks! Includes all rewards at lower levels
$1,000+	2 Tickets to a VAUTE VIP Party in NYC. Includes all rewards at lower levels
$5,000+	Sit down dinner with Leanne and other $5K+ Investors by a Celebrity Vegan Chef or at Candle 79. Includes all rewards at lower levels

OUR AMBITION

With your help, wearing animals will be a thing of the past. We would like to 1) prove that using animals for clothing fibers is outdated, unnecessary and unsustainable, and 2) create and scale animal-free textiles to replace all animal textiles in the fashion industry. For every 3 winter dress coats we sell, a sheep will be spared the suffering of factory farming for a year, & for every snow coat we sell, 3-4 geese won't be live plucked. We want to help a million animals by 2025.

KEY FACTS

- $858,293 in 2016 sales
- Featured on CNN as "breaking runway history, the rebel of Fashion Week, the next Stella McCartney" as the first all vegan fashion house at NYFW.
- Conde Nast chose Leanne as the Female Gamechanger for their Mazda6 Campaign, opposite Bre Pettis, who invented 3D Printing. "Hilgart is a GameChanger- embodying courage, creativity, and conviction" - Conde Nast
- Boot-strapped from 2008-2015 with a 55% gross margin, growth from $68K 2009 to $703K in 2014.
- Average 8% return rate vs. 20-40% industry standard (in 2016 we weren't able to fulfill all exchange requests)
- Average 55% Gross Margin vs. 50% industry standard
- Named one of the Most Innovative Businesses in NYC by BusinessInsider

DOCUMENTS

Video Transcripts

vautenyc.com

from New York NY

R&D RETAIL TECH ANIMALS IMMIGRANT B2C FASHION MANUFACTURING SOCIAL IMPACT ACTIVISM

WHY I LIKE VAUTE

We invested in Vaute because of its laser focused vision to create products that are superior to their animal based alternatives. Founder Leanne is a passionate visionary who understands how to succeed by identifying & filling white spaces. A pioneer creator of the vegan winter dress coat, Hilgart not only chooses technical fabrics that perform better than animal fibers, but sustainably sources those materials & champions ethical manufacturing practices. Vaute is quite simply a win-win-win.



Liz Dee

CO-OWNER OF SMARTIES & CEO OF BELEINE & BJORN CAPITAL

THE BUZZ ABOUT VAUTE

VAUTE proves that animal free fashion can be cute, chic, and sexy.

Oprah.com

Press

VAUTE is the BEST Wool-Free Brand, featuring innovative, high-tech, sustainable textiles.

VOGUE UK & PETA UK

Press

One of the 25 most innovative businesses in NYC.

BusinessInsider

Press

Hilgart is a fashion mogul without compromising morals. VAUTE is the world's first all vegan fashion brand.

NYLON Magazine

Press

VAUTE is breaking runway history...Hilgart is the rebel of fashion week, the next Stella McCartney.

CNN

Press

Hilgart is a gamechanger: embodying courage, creativity and conviction.

Conde Nast

Publisher

RISING CONSCIOUS LABEL

VOGUE

press

MOST INFLUENTIAL DESIGNER.

PETA

Nonprofit

A VEGAN FASHION EMPIRE.

PAPER Magazine

Press

BEST OF NYC!

Village Voice

Press

I have been dreaming of owning a vaute coat since i first saw them. they are stunning! For the frigid horrible Chicago days this coat kept me nice and toasty and i got compliments everywhere i went. so grateful to Leanne and Vaute for making these beautiful, functional coats

Terry H.

Customer

Here's how to keep warm in this frigid Chicago weather! Hands down the BEST. COAT. I. EVER. OWNED.

Swati S., Chicago

Customer

Loving my VAUTE Lincoln Coat in sub-zeros here in Wisconsin, it's one of only like 3 things I like about winter!

@tauberl

customer

Because of this VAUTE coat I am able to live in Chicago, a recent California transplant. It is all you imagine and more!!

Kiersten N., Chicago

Customer

I just received the VAUTE Lincoln and am very happy, it's lightweight and keeps me warm in this bitter NY weather. And I'm always cold even in the summer so I was surprised how great the coat is. Best of all there's no animal cruelty.

Cathy F., NYC

customer

This VAUTE coat is going to revolutionize my winter. No more layers upon layers of bulky clothing.

C. Tides, Boston

customer

Got my Vaute Lincoln parka. I read on the website about how warm it was supposed to be and at first I was skeptical because I live in Canada, and no coat has ever satisfied me. In -20 degree Celsius temperatures, this parka is the warmest and best coat I have ever owned!

Stacey G., Quebec

Customer

I was finding it very hard to find a super warm coat for a New England winter that feels great, looks great and causes no harm to animals...that is until I discovered Vaute! I absolutely love my high-tech and cruelty free coats (Emily, Kaitlyn and Chelsea).Thank you, Leanne, for making it so easy to keep not only my body warm but my heart too!

D.G., Boston

Customer

I love supporting a company that loves animals, humans, and the planet as much as I do!

Nicole C., NYC

customer

I've been getting lots of use out of mine here in Rochester NY. It's amazingly warm!!!

Jennifer S., Upstate New York

customer

My Lincoln coat has been keeping warm in toronto. I've gotten so many compliments and people asking me where i got it!

Sarah Ra, Toronto CANADA

customer

My VAUTE Jess in Cherry is without a doubt the best coat I have ever purchased. I LOVE it. Quality and cut are right up there with high end designers, with the enormous addition of being cruelty free, fair labor practice, eco friendly! Vaute is hands down the best fashion business I have ever purchased from in EVERY ASPECT. Great business model, fabulous product, outstanding customer service, and the confidence that you are working with a company that has integrity and a conscience

Veronica M.

customer

Vaute is amazing! High fashion ethical winterwear. No sweatshop, no slaughterhouse

Pam W.

customer

Loving my Mark Mountain in Black Coat!! Thank You For Your Amazing Craftsmanship.

Catalano D.

customer

marie claire

Our #vegan #madeinNYC fisherman sweater is in @marieclairemag this month!

When #crueltyfree is in the mainstream we get so happy inside [so we're making more! New colors too 🌈 preorder link in bio + a few left ready to ship] 💛 #ethicalfashion

June 14, 2017 @ instagram.com

CNN Tech

Vegan couture: Faux meets fabulous

For Leanne Mai-ly Hilgart, being vegan isn't only about what she eats and chooses to wear each day. Avoiding meat and dairy in her diet and animal-derived products in her closet is just part of the equation for the 30-year-old designer, businesswoman

May 23, 2017 @ cnn.com

VOGUE

The New York Premiere of Tim Burton's Miss Peregrine's Home for Peculiar Children

For her part, actress Lauren McCrostie endorsed a conscious approach to eveningwear in a plunging creation by the rising label Vaute. "It's like haute, but it's spelled with a 'V' because it's vegan haute couture," she said....

September 27, 2016 @ vogue.com

NYLON

risk/reward: leanne mai-ly hilgart, ceo of vaute couture

Photographed by Lauren Perlstein Leanne Mai-ly Hilgart is the CEO & Creative Director of Vaute Couture, the world's first completely vegan apparel label. While other fashion brands occasionally sell vegetarian-friendly clothes out of materials like

April 22, 2015 @ nylon.com

ETHICAL. STYLISH. FUNCTIONAL.

What we eat, wear, and do each day is a vote for the world we want. Let's create a kinder more beautiful world together.

We are VAUTE [V(Vegan) + Haute], the first vegan apparel brand in the world. We're on a mission to create the best outerwear, inspired by frigid Chicago winters and a life of speaking up for animals, to prove that we don't need to wear animals. I've given everything to develop new materials and construction so that we create something better than using down (live plucked from geese) or wool (factory farmed and then slaughtered often after live export), and work mostly with organic and recycled fibers in the majority of our textiles. We also use local production (currently in NYC's garment district) to support our city and country. Fashion is not a frivolous self expression--it's a huge industry that makes a massive impact on those in the supply chain. Together, we can set a new ethical standard in fashion and show the world that each choice we make can impact the world.







HIGH TECH. HIGH FUNCTION. HIGH FASHION.

VAUTE is for anyone in a cold city that wants to be warm, stylish, and protected from the elements.

It doesn't matter if you eat steak or your other coats are fur, I created VAUTE so that you'll want to wear one of our coats to feel surprisingly warm, and so pretty, in the coldest cities around the world. VAUTE was inspired by 20 years of Chicago winters, where I was always freezing on a subway platform- oscillating each morning between wearing a hiking coat (not dressy enough, but warm!) or a sweater between a winter dress coat and my outfit (too bulky). After 8 months of starting research in 2008-2009, I figured out that if I combine high-tech materials from mills that work with Patagonia and North Face but with beautiful classic shell fabrics, and in a way that is slim and flattering, we end up with the perfect combination for a winter dress coat that is warm and protective like an athletic winter coat but has the look and feel of a dressy wool coat, and 100% Cruelty-Free, made mostly with recycled and organic fibers, and cut and sewn locally. Customers have said our coats are as warm as their Canada Goose coats, but with 0% of the cruelty, and more affordable. Switch over and 3-4 geese won't be live plucked for a new coat, and you'll also be supporting local NYC production.







OUR CUSTOMERS ARE THE BEST MOST WONDERFUL PEOPLE EVER

Since 2009, we've loved you and you've loved us

Whether it's Oprah or Stacey G. from Quebec, we've reached the most amazing people and we're so grateful. 36% of the ethical outerwear market prefer vegan alternatives (that's a $536M market!) and 44% prefer responsible brands. Luckily, we're both. It's so fun to start a category that just grows and grows. Thank you for being a part of this with us!


"VAUTE proves that
animal free clothes can be cute,
chic & sexy"
OPRAH


Hilgart is the rebel of fashion week...
VAUTE is breaking runway history.
CNN


Lauren McCrostie wore [a gown from]
"Rising label VAUTE...a conscious approach to
evening wear... made right in New York
of recycled plastic bottles."
VOGUE


VegNews
HELLO, TACO NIGHT!
as seen in
I'M OBSESSED WITH MY VAUTE GOWN.. CREATED OUT OF RECYCLED PLASTIC BOTTLES MY GOWN MAKES ME FEEL VIBRANT & BOLD."
CHEF CHLOE COSCARELLI


VAUTE named
"Best Wool-Free Brand"
by PETA UK
VOGUE


"[VAUTE is a] multi-faceted vegan fashion empire... there is no category you can't find on your search for fashionable peace of mind."
PAPER®

$858,293

Bootstrapped for 6 years.

From 2009 to 2016, we steadily built the company from $68K to $858K in annual sales. We focused on building a world class brand, creating the vegan fashion category, perfecting the product and styles, and building relationships with nonprofit partners. We spent 2014-2016 figuring out the optimal growth strategy to make the biggest impact--and now, we have all the tools to grow even faster.


$1M
$800K
$600K
$400K
$200K
0
2016 Total Sales: $858,293
2009
2010
2011
2012
2013
2014
2015
2016
Total Annual Sales

8%

Return rate (industry standard = 20-40%)

55%

Gross margin (industry standard = 50%)

OUR JOURNEY SO FAR

2017 is set up to be our breakout year, as we raise $1M to focus on our bestsellers and standout offering of Outerwear (80% of sales), and launch our first paid marketing campaign to reach the mainstream market.

2009

Launched Our First Collection

Via pre-orders! This funded our first production run in the bottom of the recession.

2010

VAUTE Moves to New York

I moved myself, development, and production to NYC for optimal style development and cut and sew production used by major high fashion labels.

2012

Our First Store

We opened our first Flagship in trendy Williamsburg, Brooklyn. This expanded our base beyond conscientious consumers, to mainstream walk-ins. .

2013

VAUTE at NY Fashion Week

VAUTE showed at New York Fashion Week officially on the grid next to the biggest brands in the world. Dubbed "the rebel of fashion week" by CNN, and "one of the most innovative companies in NYC" by BusinessInsider.

2015

Our First Angel Round

Raised our first angel round of convertible notes via CircleUp, $4.5M Valuation.

2016

Featured in Vogue

Our red carpet gown is featured in VOGUE and VAUTE is called "a rising conscious label" and "Best Wool-Free Brand" in VOGUE UK.

2017

Emphasis on Outerwear

We refocus on our highest potential for growth and impact: Outerwear.

2017

Vegan Fashion Goes Mainstream

We've created the category of vegan fashion- now we're ready to break out and show everyone they don't need to wear animals- with celebrity partnerships and our first official paid marketing campaign, our voice is ready to speak up sing loud, for the animals of the world.

2018

Activism & Textile Innovation

Going seasonal means half the year we can focus on more activism, nonprofit partnerships, and creating inspiring content- showing the world that speaking up and using your life to create change is something everyone can do. We'll also be focusing on textile innovation and pushing the industry forward with better future fabrics that are animal-free.

WATCH: OUR VISION

VAUTE has created the category of vegan fashion and is the pioneer disruptive label.



Cruelty-Free Fashion 101

Vegan fashion designer Leanne Mai-y Hilgart of VAUTE shares her insider tips for finding animal-friendly clothing and accessories.



Why Vegan Wool Is the Next Big Thing

Leanne Mai-ly Hilgart of VAUTE introduces PETA to her chic wool-free coats and chunky knit sweaters, which encourage positive change by taking animals out of the fashion equation.

TAKE A CLOSER LOOK AT OUR BUSINESS

See how we stack up against our competitors and our plans for expansion.


Ethical Outerwear Market Size
Top Down
$1.49B
spent on outerwear annually
X
36%
prefer vegan alternatives
44%
prefer responsible brands


Vaute Business Model
EACH COAT IS $500-800 at full price with
75% Gross Margin.
Even with discounts we end up with
55% + Gross Margin.
FAN PREORDERS
We give a discount and
first pick to our cult fans.


Unfair Advantages
VAUTE IS...
Category Creator of vegan apparel & cruelty free outerwear.
Fast follower bringing technical textiles to dressy coats.
With strong animal non-profit relations.
(PETA, Farm Sanctuary, HSUS, Mercy for Animals)


Competition
NO ONE IS ETHICAL + WARM + STYLISH AT ONCE
Canada Goose
= warm but not stylish + not ethical
$850-$1200 coat vs. ours are $500-$800


WARM
ETHICAL
DRESSY
V
The mainstream opportunity for Vaute
none of these are vegan


Marketing Plan
Our first paid marketing strategy gears us up to reach new markets,
Strategic website redesign
Social media advertising to reach a whole new market of engaged fans.
A potential major celebrity partnership
Nonprofit Partnerships including events & activism.

LET'S SET A NEW STANDARD IN FASHION

Activism is our mission, fashion is our vehicle.



When I was eight, I coordinated my friends to create art that we sold door-to-door to raise money for the local animal shelter. Feels like who you are as a child, before anyone tells you what you're good at or what would be successful, can be great inspiration for when you grow up!

While modeling in Taipei, I found a book by Deepak Chopra that said—where your talents and skills meet the needs of the world is abundance. I spent the next few years trying to figure out what that was. After a degree in education, modeling contracts in America and Asia, and a free-ride MBA at DePaul University, one hot sweaty typhoon day in Hong Kong while modeling I felt it all make sense- compassionate outerwear- beautiful ethical outerwear. Coats was the thing I wore more of than anything growing up in Chicago with the windiest coldest coat weather which stretched for almost half the year. But I could never find one that was 1. Warm and pretty enough *at the same time* for those stylish days that were also freezing. I was always wearing a sweater layer in between which ruined the look and added too much bulk to be flattering. And being veg since 10 and vegan since 17, all the warmest coats were made of animals. Marrying these two needs, I realized if I could create a winter dress coat that was pretty but warm enough for a Chicago winter, but warmer than wearing wool, I could show the world we don't need to wear animals.

SHOW MORE

MEET THE VAUTE TEAM

We are excited about everything, especially you.


VAUTE
PROJECT
&

FOUNDER



Leanne Mai-ly Hilgart

President

Called "the Rebel of Fashion Week" by CNN News. "A Game Changer" by Conde Nast and "Most Influential Designer" by PETA.

AND THE REST OF THE TEAM



Brenda Guerra
CFO
Business Manager for Talent like Britney Spears



Amanda Eli
Production and Development Director
Development at Tommy Hilfiger



Leinana Two Moons
Customer Service Manager
Producer at FUSE + published Vegan Chef



Dana Capone
Communications
PR Bulgari Fragrance



Jessica Joan Causing
Visuals Manager
Founder of Still Life Records

RAISED $1,026,725 FROM 304+ INVESTORS

$753,000	$273,725
May 2017 CONVERTIBLE NOTE	In Progress



Demarley Holder
IT Risk Consultant



Matthew T Sorensen
Investor. Long emerging markets, real estate, vixy, micro private equity.



Stacey Ryan



Bey Yu Hilgart



Lori Zito

Rozen Sosnovsky

MORE INVESTORS

DETAILS

What is Vaute? ^

– COLLAPSE ALL

VAUTE is the world's first vegan fashion apparel brand. The name is "haute," for high fashion, but with a V for vegan. It's pronounced like "vote" because when you buy something you're voting for how it's made, who made it, what it's made of. We believe you create the world you want through your little choices- by voting with what you eat, wear, buy and do.

Tell us about Vaute's journey so far. ^

I founded Vaute in 2008 at the bottom of the recession. I then spent a year developing the brand, the collection, and the company. I funded production solely from pre-orders. Before we even made the fabric, someone asked if they could pre-order a coat in the middle of July. I set up a pre-order system with the help of my web guys and within three days we were live and the first pre-order came in 5 minutes after we were up. I couldn't believe it. I moved to New York in 2010, and in 2012 I opened our first shop in Brooklyn.

I've been an animal & environmental activist since I was a kid, running recycling campaigns and food drives and fighting for dissection alternatives in my high school. This is Vaute's DNA. When I started the brand, I knew no one would understand what we meant by vegan fashion- so I didn't tell anyone. I had spent years trying to come up with a business concept people would want to support. In doing this I ended up always watering down my ideas. So this time I decided not to say anything until it was up. And when I did, as the category creator of vegan fashion, it was confusing for most people. They would ask if they could eat the clothes. They didn't get that vegan isn't just a diet, it's a lifestyle. It's about not using animals for the benefit of our own lives- not eating or wearing them. Not testing on them or using them for entertainment. This is why VAUTE is here- to remind the world we can be kind and it's an empowerment to choose how and what we support with our daily choices.

It's been fun to watch us grow because I generally haven't done paid advertising, besides some promoted facebook posts. That's one thing we will be doing with this big launch- our first big paid marketing campaign, I'm so excited. So far we've grown through editorial coverage and word of mouth. People will wear their coats, and then their friends and strangers will ask WHERE IS THAT COAT FROM, and then they can tell them all about how it's warmer than wool, made in America not a sweatshop, and 100% cruelty free. We've been lucky to get some sweet editorial coverage from Oprah to the cover of CNN's homepage, to BusinessInsider calling us one of the most innovative businesses in NYC. And we love our nonprofit partners like Farm Sanctuary, Mercy for Animals, the HSUS. These are the heroes I've been following and fanning since I was a lonely kid in the Chicago suburbs. I remember staring at the PETA catalog when I was 12 thinking- wow, there are other people who love animals as much as I do. I hope I get to meet them one day. It's funny how the things that make you so weird as a kid are what bring you to other weirdos when you're an adult. Finding each other is one of the greatest gifts of this life.

I started raising our first round of investments in 2015 from accredited investors. From this, I was able to bring on our first two directors. We have an amazing director of fashion from Tommy Hilfiger and a wonderful CSO who used to manage Steven Tyler and Britney Spears. We also opened our new Manhattan Flagship store, and have determined our best plan for growth & impact for the future. We're preparing now to set a new standard for ethical fashion.

What is the mission behind Vaute? ^

I think most people view fashion as an amoral issue. It's art or it's just fun or it's just function. They don't realize how many types of systems are impacted, the lives that are harmed or ended, how animals or the environment are affected. Ethical fashion has been lagging behind the trend we've seen in conscious food and conscious living. Our show at New York Fashion Week in 2013 legitimized us and legitimized vegan fashion. I wanted us to start a new conversation and say this is fashion without wearing animals- and this is the future. We prove that animals don't belong in business and the fashion industry will soon be cruelty free. When we created factory farms and industrialized everything- animals are living beings and were being fit into this factory structure as a machine part, as a cost-analysis line item. Living beings are not a line item. And this belief is not only creating a lot of unnecessary suffering, it doesn't make sense for business because it's not truly scalable. We're here to create better options that set a new standard in fashion - one that is at once ethical, scalable, and beautiful.

How do you define ethical fashion? ^

Ethical fashion is viewing fashion as a production process that can intentionally create good, instead of unknowingly participating in bad, in each part of the process. As humans and businesses, everything we do makes an impact whether intentional or not. And when it's done multiple times, it makes a big impact. The question is what kind of impact do we want to make? When a standard company doesn't make a choice they may be participating in the de facto impact that is not good for the environment, animals, or workers. It's harder to choose and create a sustainable ideal and ethical option or process, but that is why we're here. If you had told me as kid that I would one day own a fashion label I would've laughed. I started VAUTE not because I always wanted to start a business or be a designer. I realized that as an activist, I could have one impactful interaction with someone on the street, and as a business, we can set up a system where impactful actions create exponential effects. The question then was where I was needed most, and what my life has set me up for to most easily make the greatest impact for the animals.

So ethical fashion is conscious in as many parts of production as possible. We do our best. 1. Our purpose is to take animals out of the fashion equation so I focus on creating alternative textiles and apparel that's better than wearing animals 2. We try to use organic and recycled fibers as much as possible, and environmentally conscious processes. 3. We support American production by working with NYC cut and sew factories. Only about 2% of clothes Americans wear is made in America, so it's important to support American factories, and jobs, which are often given to immigrants- so they can do work they're proud of and paid fairly for.

Tell us about the technology behind your vegan materials. ^

Our V is for Vegan and everything we make and sell is 100% vegan, which means it is completely animal free. I try my best to make the best conscientious choices that are scalable and functional for the business. These decisions aren't the cheapest, or the easiest and it means I do a lot of work on textile innovation and development. We have created new textiles that have never been made before with some of the best textile mills in the world.

For our signature winter dress coat, the challenge was to make a beautiful protective warm winter dress coat. This meant I had to consider fabric weight, feel, look, drape, warmth, and protection, and combine fabrics to create a slim, flattering, but insulated and warm coat. Typically vegan textiles that are warm are also really puffy. I did a combination of high-tech textiles to combat this and get the look and feel of a classic winter dress coat (typically made of wool) and the warmth and protection of a hiking coat.

We use an eco version of Primaloft, which is a down-free insulation that is slim and warm and lightweight, that typically is used for arctic explorers and astronaut. I combined it with a wind-proof liner that's made of 100% recycled fibers. Then the textile we worked on with a mill is an organic moleskin (which despite the name is not made of moles, promise!)It's made of 100% organic cotton tightly woven to be wind resistant and rain resistant, with a snow resistant finish. We also use a windproof liner made of 100% recycled fibers. Combining these makes for a crazy warm but flattering coat. People just don't believe how warm they are until they have one. I've had people say our dress coat is as warm as their Canada Goose coat.

Has this been done before?

Before Vaute, there were vegan tee shirt companies (like my amazing friends at Herbivore), and animal-free accessory companies (like Matt & Nat and MooShoes).

People think of Stella McCartney as a vegan designer, but she's not. She uses a lot of wool and silk, but does not use leather or fur. This makes her a "vegetarian" designer in the sense that not wearing fur or leather is like not eating meat- you're not wearing something that an animal was directly killed to make. For people to wear wool or down, animals are factory farmed, and then slaughtered in the end after cruel processes are repeatedly done to their bodies to create as much material as possible. That's comparable to the dairy or egg industry.

When I started VAUTE no one was trying to innovate fashion to make it unnecessary to wear anything from an animal- particularly wool or down. Some people thought of coats as the last frontier of needing to use animals to live, some vegans would still wear a wool or a down coat because they couldn't find something warm enough to wear instead, until I started VAUTE. The accidentally vegan coats on the market weren't good enough. They weren't that warm, weren't dressy, and/or weren't ethical in other ways. When I started VAUTE - our coats had to be intentionally created to be warmer than wool, and also considerate of the effects on the Earth, and not made of sweatshop or slave labor.

What's the target market for Vaute?

The market for VAUTE is anyone who wants to wear a stylish winter coat that's shockingly warm. I use my calling to serve the animals of the world as a driving force to create coats that are better than conventional fabrics. It's a lot of blood sweat and tears but it has brought me here. I read a lot. In "the Tipping Point" by Malcolm Gladwell, I learned how movements and trends grow- and the Diffusion Model shows that it starts with the innovators and then the early adopters- the cool kids, the activists, the actors willing to risk looking weird for a cause, these are the ones who spread the word and make something cool, then the early majority catches on and starts changing too. So I only decided to start VAUTE when I knew I had an idea and the capability to make a company that could reach the early majority, because this is where we have to go to tip something into being mainstream and setting a new standard. This is how the world will change. By creating better options, and allowing people to realize their ideals can align with their lifestyle. I wanted to create something that I knew people maybe wouldn't understand at first. It was about creating something that would serve a lot of people, whether or not they cared about what I cared about.

Starting the brand first meant being strapped for cash for the first six years. Then editorial coverage and word of mouth came from people who cared as much as I do, the early adopters. It was amazing to find people who felt the same way I did. My business was like a megaphone for all the things I care about, and it made it possible for me to find people who felt the same way.

I believe everyone has a big heart. But until we show them, maybe they don't realize that what they wear and what they eat can have an impact. Anyone who is living in a cold city can love a Vaute coat, and that's who I create them for. My real goal is to empower those people so they realize that what they eat, wear, and do makes a difference in the world.

Tell us about market size.

There was one study that found 6% of people consider themselves vegan, but 36% prefer vegan alternative, which is kind of crazy. What's interesting is since I was a kid, I've seen it go from people thinking veganism was super weird to saying they love vegan stuff. It's snowballed into this thing that's no longer weird, and there are a lot of people who realize all the benefits of it as far as diet and lifestyle go.

The outerwear market is $1.49 billion in size. And then 44% of Americans prefer to support a responsible brand, and 67% of millennials in America prefer it. It's an even higher rate in Asia. As far as our growth potential, if people are looking for a warm, beautiful winter coat, and they prefer a responsible brand, that's almost half of Americans.

How do your prices compare to competing brands?

Canada Goose, which grew from being $3 million in sales in 2003 to $200 million in 2015, sells coats for between $850 to $1,200. By comparison, our coats are about $500 to $800, which isn't cheap either, but they are made in America on a living wage with high-tech textiles, and are cruelty free and eco conscious. Our prices are less expensive than premium outerwear that is not cruelty free and not made in America.

What does your growth look like?

We've grown consistently except for 2015 when we raised our first round of investments. As the sole director, focusing on the fundraise took up all my time for 6 months. But despite not selling for 6 months, we made up for nearly all of that in our on season months, because without having cash to meet demand meant we had an 87% increase in sales that fall/winter over the same months from the previous year. Other than that, we've had very consistent growth every year.

We're often sold out. I've gotten angry tweets and personal facebook messages in October and November and we're sold out of the style they love. Sometimes a style sells out before we even finish making them. Sometimes I can't even get a style I want!

What are your margins?

Our margin has historically been about 55%. The industry standard in fashion is 50% for gross margin. We price everything at 75% margin so that we have room to give big discounts to our earliest supporters of the pre-order. I want our earliest supporters to get first pick and the best deal because they're early order helps us so much. I thought that we wouldn't do it as we got bigger.

Then I realized it's actually a great thing for a fashion business. Generally speaking, fashion labels can't exactly predict what people will buy, but we can when we do pre-orders. We can then see what styles, which sizes, and which colors are popular this season. We can then strategically make more of what's popular and less of what's not. Sometimes it's not what I expect. We're lucky because pre-orders often end up being about 35% to 40% of our entire sales, which also pays for our labor for the season. It helps us a lot with planning and knowing what to make. What's amazing is we're getting that many pre-orders without even doing paid marketing. I'm excited to see what we can do with paid marketing.

Who are you competitors?

We have two categories of coats. One is the winter dress coat that's warmer than wool, but vegan. The other is the snow coat, which is our down-alternative coat. With the dressy coat, there are brands like Stella McCartney or Everlane considered to have conscious and dressy winter coats, but they're not vegan and they're also not warmer than wool. Then there's the athletic down-alternative or down winter coats that are athletic with technical textiles. The competition for those is the non ethical ones that are warm and popular like Canada Goose. There are a lot of high-end ski coats that aren't vegan. Then there are the vegan warm coats that aren't dressy. Examples of brands would be Hemp Hoodlamb or Save the Duck.

Who are your non-profit partners?

Since I've been an activist my whole life, basically everyone I know works for a nonprofit or a vegan business. One of the first calls I made was to Farm Sanctuary, which is the biggest farm animal rescue in the world. They have a beautiful sanctuary in upstate New York that has the most amazing rescued animals. It's incredible to meet them and hang out with them. I can't believe how loving and trusting they are when everyone they knew in their former factory farmed life treated them as food. I've been working with them since before we launched, in 2008, including a cruelty-free fashion guide for them, and they had a gala in my honor the year we did New York Fashion Week, I was so honored. Similarly, we do a lot of work with PETA. When PETA had their first U.S. fashion awards, they named me the Most Influential Designer, and we have created videos together about what's wrong with wool and down.

For a while people assumed if you didn't have to kill the animal to get the material from them, then everything was fine. When you think about how something is made, often people just make assumptions that it must be done okay. But actually, to stay price competitive, big business is about creating things as quickly and cheaply as possible. Even if someone's not trying to be cruel, they commoditize a living being and it ends up being a pretty cruel process to get as much as they can from a living being, for the lowest cost possible.This is why we focus on creating better options than wool and down, and these amazing non-profits do so many things for these animals- including rescuing and giving homes to these rescued animals (where people can meet them and see that farm animals aren't just food), and educating the public on what they can do to live a more compassionate lifestyle.

We've also worked with the HSUS Fur-Free campaign. They were a partial sponsor of our New York Fashion Week show and we'll be working soon on some textiles together. There are tons of animal rescues that we work with, so we have adoptable dogs at our shows and in the store. We also partner with other vegan companies. There are a couple of great vegan beauty brands that we do shoots with, and we created a collaborative lip color with Obsessive Compulsive cosmetics, which is an amazing vegan, cruelty free cosmetic company. We've done some collaborations with vegan shoe lines as well like Bhava and have something in the works with Nicora Shoes, who makes their vegan eco shoe line in Los Angeles.

What are your plans for growth?

After creating and setting up our brand, product line, and establishing our voice in the market- I've been able in the past two years to set us up to scale to break out beyond the early adopters. This means looking at what our most profitable category and products are, and letting go of what is not as efficient or wasting our resources. By focusing on seasonal versus annual, I'm able to focus some of our spring/summer season on expanding our voice's reach and depth by doing more of the nonprofit partnerships, activism, and creating more content. I've had some popular mainstream magazines ask for me to write for them about conscious capitalism and female entrepreneurship, but because until now I've been consumed in our spring summer season with launching and selling other collections, now I'll have time to strengthen our voice and reach.

As far as our marketing plan, we'll be doing our first official paid marketing campaign. There is a focus on how high-tech and warm the coats are even though they don't look like it. Also, if you live in a cold city, you don't have to participate in three geese being live-plucked upside down to fill your coat or a coyote being killed per fur trim. The idea is that we make a coat that is warmer than wool, is beautiful, and made in America. That's a solution for many people regardless of whether they care about animals. We will also be doing some outdoor ads in the coldest cities in the world and considering some celebrity partnerships as well.

What's the response to Vaute been? ^

The sweet editors at Marie Claire just put our fisherman sweater in the June issue. It's nice to have a flagship store, because we're able to immerse someone in the brand and what we do, and they can feel that at our heart we are activists. Paper magazine called us a "vegan fashion empire". Conde Nast chose me as their female GameChanger, opposite Bre Pettis who invented 3D Printing. That blew my mind. That was in Glamour and Lucky magazine. Nylon has been so wonderful. They called me a fashion mogul without compromising morals and did a piece about the line about taking risks and following your dreams.

Tell us about your team. ^

My team is hand picked for their brilliant talent, skills, how much they are driven to serve the world with their lives and the tools they've been given. You can tell a huge difference between someone who is doing a job to get through the day, and someone who wants to give their all to see what kind of impact we can make. Someone who is inspired to create a better world, and someone who lights up the world by being themselves. That's what the VAUTE team is made of. We are unapologetically excited, we love all the amazing customers we have, and we know that we wouldn't be here if not for them.

Brenda Guerra, is our wonderful CFO, who used to be the business manager for musical talent like Steven Tyler but wanted to serve the world with her life and joined us last year.

Amanda Eli, was doing development for Tommy Hilfiger and now manages production and development for our new collections.

Dana Capone is our communications person. She originally did PR for Bulgari and then was a customer of ours. I met her because her husband emailed me about a coat he wanted to get her. She had also emailed me about the coat she wanted for herself, the same one. There was only one left. I had to make up a story about why she couldn't get the coat I sold to her husband. I distinctly remember seeing her in the Brooklyn shop and thinking she makes it look so good. She has amazing style and she cares so much about animals. She then decided she wanted to do her own thing and is now helping us grow the brand. Dana is also involved in various nonprofits. She helped pull us together for Project Chimp, an amazing chimp sanctuary that is making a home for 200 chimps after biomedical research.

Our graphic designer Jessica Causing originally joined the team doing our customer service. I didn't think it was a natural fit for her. I talked to her about it, and she asked if she could do the visual design, because she saw we had a position open. She hadn't gone to school for it, and I was looking for someone who had a degree in graphics. She asked me to give her a shot, and I gave her a test project... and it was amazing. Way better than anything others with degrees in graphics had been turning in. So then we switched her position, and it's been a perfect fit. She's incredible. She's so talented and works so hard. She does it for the animals, and it shows.

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ASK QUESTION

Konstantin Morar edited Jun 14

I am curios about what are the funds that are raised going to be spent on? Maybe I missed this but when will the payments start? and will they by Monthly? Quarterly? Is the investment secured by all business assets? Does the business have any assets?



Leanne Mai-ly Hilgart President FOUNDER Jun 14

Hi Konstantin!
There are several things this pays for including launching our first paid marketing campaign, runway for off season, and textile production.

Read here for how a convertible note works- *https://wefunder.com/post/17-how-convertible-notes-work* This is not a profit share. It is a note that converts into equity or is repaid as debt after 2 years with 6% interest.

thanks so much for considering joining our mission for a cruelty free future in fashion <3

LIKE

Edwin Mak Jun 15

Hi Leanne, I have a few quick questions. (1) Of the $850k+ in sales, how much is online vs offline? (2) Is outerwear the sole focus going forward? In terms of product range, what else can you share about future plans? (3) Could you highlight what are the milestones to be achieved over the next 12-18 months based on how much you want to raise here? (4) I see mention of a 'debt' above in the pitch; can you elaborate what sort of debt is this? Not sure if you're referring to the first note you raised via CircleUp. (5) Would love to have some details of your metrics, i.e. average basket size in count and value, # transactions, # members, site traffic, sales/shelf cycle etc. (6) Lastly, would be good to know about manufacturing and production. Thanks!



Leanne Mai-ly Hilgart President FOUNDER Jun 22

Hi Edwin!
Sorry for the delay- was on a family vacation before we officially launched on Tuesday evening :) Thanks so much for these great questions! I'm going to answer a few highlighted here and then if you can send an email to *Sales@VauteCouture.com* with your email address, I can send you more information via email.

(1) We are mostly an online retailer! Our online vs. offline sales are 85% online / 15% offline, mostly in our flagship store in NYC. (2) As 80% of our sales, outerwear and then also sweaters are our main focus moving forward, this is where we are profitable and have perfected our offering and competitive advantage. We still have the ability to do one off red carpet and wedding gowns for press purposes, and may bring in small branded items (like made in USA pins or slogan tee shirts) when the time is right, to offer a lower price point that doesn't detract from our main offering. (3) Yes! Our goals are to launch our first official paid marketing campaign to catalyze our reach beyond our mostly organic customer base for the first time, redesign the website for higher conversion and more in depth brand conversations, and potentially bring on a celebrity partner and VC Firm partners that can scale and grow the brand to the mainstream. (4) We have some working capital loans and notes due to the investment years of 2015 and 2016 that with our plan, we will be able to pay off, with the exception of our ongoing fabric loans which will increase each year along with inventory needs. (5) Metrics! To be honest, because we have been cash strapped, we have never been able to fully meet our organic demand so I have not looked much at our metrics. After building the brand, creating the category, and proving our concept, it's time now to strategize, analyze, and reach a larger audience. If you are an expert in this field (looks like you might be!) and you invest, would be awesome to get your eye on our metrics! :) (6) We currently manufacture everything locally in the NYC Garment District- only about 2-3% of what Americans wear is actually made in America so it's important to me that it's local. Most of our pieces are made mostly start to finish by one person, so they are artisans that take pride in their work. As we grow and scale, the plan is (which may change) to do our manufacturing in each market we open i.e. production in Europe for our European market, to cut down on transportation and also cater to that market.

I think that answers all your questions actually! :) Thanks again so much!! Hugs from Brooklyn.

Leanne

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MORE QUESTIONS

RISKS SPECIFIC TO VAUTE

1.

By analyzing our numbers and discovering that 80% of sales come from our fall and winter outerwear, yet we were carrying the same operating costs year round and spending a lot of time and energy launching additional categories, I have decided to shift our business to focusing on our outerwear, thus going from being an annual fashion label to becoming a seasonal outerwear and sweater fashion house. This decreases the operating expenses and energy spent per sale drastically and increases our growth potential by focusing on what is most profitable and sells the most. This also creates an off season of 6 months where we will be focusing on developing the... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

VAUTE is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How is Wefunder compensated?
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Leanne Mai-ly Hilgart

Vaute Couture, Inc.

Vaute Couture, Inc. • DePaul University - Charles H. Kellstadt Graduate School of Business

Brooklyn, New York • 500+

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VAUTE is "breaking runway history" [CNN News], and "one of 25 most innovative businesses in NYC" [BusinessInsider]. I started VAUTE ("haute couture" with a V for vegan), said like VOTE, in 2008, funded the entire fir…

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President + Creative Director
Vaute Couture, Inc.
Jul 2008 – Present • 9 yrs
234 Grand Street, Brooklyn, NY

"Animal Free clothes break runway history- Hilgart is the rebel of fashion week." CNN Breaking News

I spent a year developing the first coat line that was at once chic, warm, and completely conscientious (vegan, eco, made on a living wage.) I focus on creating the future of fashion that innovates apparel and fabrics to push the industry forward in function, ethics, and design. The line launched in FW09 with celebrity fans like Alicia Silverstone, Emily Deschanel (Bones), Angela Kinsey (the Office), Fiona Gubelman (Wilfred), and Ginnifer Goodwin and has been featured in TeenVogue, Oprah.com, on CNN Breaking News, BusinessInsider, in WWD, and on E! News.

Flagship Store: Created of all salvaged materials in Williamsburg, Brooklyn

@Vaute Couture Instagram, Facebook, Twitter, Pinterest

Model
Calcarries Models Hong Kong
Jun 2008 – Jun 2009 • 1 yr 1 mo

Editorial work & Advertising Campaigns for the Asia market.

Model
Ford Models Chicago
Sep 2003 – Sep 2008 • 5 yrs 1 mo

print & editorial model for national, regional, and international contracts.

Marketing Director/Consultant
Chicago Soydairy: Temptation Vegan Ice Cream
Aug 2006 – Sep 2007 • 1 yr 2 mos

Marketing Associate
Sittercity
Sep 2005 – Sep 2006 • 1 yr 1 mo

Education

DePaul University - Charles H. Kellstadt Graduate School of Business
MBA, Entrepreneurship & Brand Management
2007 – 2009
Activities and Societies: Woman of Spirit & Action Honoree, Founder of DePaul Business Corps: MBA Pro Bono Business Trips featured in Entrepreneur Magazine November 2008 Issue, Net Impact Sustainability Case Competition Semi-Finalist at University of Colorado- Boulder, Semi-Finalist in the Social Entrepreneur Wake Forest Elevator Pitch Competition, Marketing & Website Design for In Exchange Nonprofit Art Boutique in New Orleans, Semi-Finalist in the DePaul University New Venture Challenge

DePaul University
BS, Education, Philosophy, Psychology
Activities and Societies: Founder of DePaul Voice for the Animals, Residential Advisor for Belden-Racine, Phi Kappa Phi (top 5%), National Society of Collegiate Scholars, Vagina Monologues actress (2001-2004), Environmental Concerns Organization Co-organizer Awards: Senior Leader of the Year University Ministry, Senior Leader of the Year Residential Education, Outstanding Senior Leader of the Year, Programmer of the Year

3.84/4.0 GPA graduated with High Honors
In top 5% of Graduating Class

Downers Grove South

named Happiest

Contact and Personal Info

Leanne Mai-ly's Profile and Websites

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